Exhibit 99.1

CME Announces Financial Results for the Nine Months and Three Months Ended September 30, 2008

CME’s Local Currency 2008 Guidance Reaffirmed

Nine month results position CME for another record year
in revenue and EBITDA

HAMILTON, BERMUDA, October 29, 2008 – Central European Media Enterprises Ltd. (“CME”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the nine months and three months ended September 30, 2008.

Net revenues for the nine months ended September 30, 2008 increased 35% to $729.9 million, compared to the same period in 2007. Operating income for the nine months ended September 30, 2008 increased $40.5 million to $148.8 million. Net income increased $52.2 million to $67.7 million, and fully diluted earnings per share increased $1.21 to $1.58.  Segment EBITDA(1) for the nine months ended September 30, 2008 increased 31% to $250.2 million, compared to the same period in 2007.

Net revenues for the third quarter of 2008 increased 15% to $201.0 million, compared to the third quarter of 2007. Operating income for the quarter decreased $22.3 million to $6.1 million. Net loss decreased $4.0 million to $14.8 million, and fully diluted loss per share decreased by $0.10 to $(0.35).  Segment EBITDA for the third quarter decreased 34% to $42.5 million, compared to the third quarter of 2007.

Michael Garin, CME’s Chief Executive Officer, commented: “Our nine month results highlight the continued strength of our operations across all our markets and we are reaffirming our local currency guidance for 2008. This means that 2008 will be another outstanding year for CME, continuing our record of delivering year-on-year revenue and earnings growth. Our initial talks with advertisers for 2009 support our view that the global economic crisis has not had a significant impact on TV advertising spending in our markets. We are committed to delivering double digit local currency revenue and EBITDA growth in 2009 in any economic scenario.”

Adrian Sarbu, Chief Operating Officer of CME, added: “We have strong businesses that are leaders in their markets and generate cash.  Our ability to create local content gives us control over our capital expenditures, programming and production costs.  We remain focused on our plan to deliver growth and maintain margins even in a challenging economic environment.”

- continued -

(1)
Total Segment Data, Segment Net Revenues and Segment EBITDA as used in this press release are all non-US GAAP measures For further details, including a reconciliation to the most directly comparable US GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non-US GAAP)’ below.  We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Consolidated Results for the Nine Months Ended September 30, 2008

Consolidated net revenues for the nine months ended September 30, 2008 increased by 35% to $729.9 million from $539.0 million for the nine months ended September 30, 2007.  Operating income for the period was $148.8 million compared with $108.3 million for the nine months ended September 30, 2007.  Net income for the nine months ended September 30, 2008 was $67.7 million compared to $15.6 million for the nine months ended September 30, 2007. Fully diluted earnings per share for the nine months ended September 30, 2008 was $1.58, increasing $1.21 compared to the nine months ended September 30, 2007.

Headline consolidated results for the nine months ended September 30, 2008 and 2007 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Nine Months Ended September 30, (US $000’s)
	2008	2007	$ change	% change
Net revenues	$729,870	$539,032	$190,838	35%
Operating income	$148,800	$108,259	$40,541	37%
Net income	$67,744	$15,577	$52,167	335%
Fully diluted earnings per share	$1.58	$0.37	$1.21	327%

Consolidated Results for the Three Months Ended September 30, 2008

Consolidated net revenues for the three months ended September 30, 2008 increased by 15% to $201.0 million from $174.8 million for the three months ended September 30, 2007.  Operating income for the quarter was $6.1 million compared with $28.4 million for the three months ended September 30, 2007.  Net loss for the quarter was $(14.8) million compared to $(18.8) million for the three months ended September 30, 2007. Fully diluted earnings per share for the three months ended September 30, 2008 was a loss of $(0.35), an improvement of $0.10 compared to the three months ended September 30, 2007.

Headline consolidated results for the three months ended September 30, 2008 and 2007 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended September 30, (US $000’s)
	2008	2007	$ change	% change
Net revenues	$201,009	$174,836	$26,173	15%
Operating income	$6,127	$28,393	$(22,266)	(78)%
Net loss	$(14,755)	$(18,763)	$4,008	21%
Fully diluted loss per share	$(0.35)	$(0.45)	$0.10	22%

Segment Results

We evaluate the performance of our operations based on Segment Net Revenues and Segment EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment Results for the Nine Months Ended September 30, 2008

For the nine months ended September 30, 2008, Total Segment Net Revenues increased 35% to $729.9 million from $539.0 million for the nine months ended September 30, 2007. Total Segment EBITDA for the nine months ended September 30, 2008 increased 31% to $250.2 million from $191.1 million for the nine months ended September 30, 2007. Segment EBITDA margin for the nine months ended September 30, 2008 was 34% compared to 35% in the nine months ended September 30, 2007.

Our Total Segment Net Revenues and Total Segment EBITDA for the nine months ended September 30, 2008 and 2007 were:

	SEGMENT RESULTS (Unaudited)
	For the Nine Months Ended September 30, (US $000's)
	2008	2007	$ change	% change
Segment Net Revenues – broadcast operations	$722,942	$536,964	$185,978	35%
Segment Net Revenues – non-broadcast operations	6,928	$2,068	4,860	235%
Total Segment Net Revenues	$729,870	$539,032	$190,838	35%
Segment EBITDA – broadcast operations	$256,388	$193,538	$62,850	32%
Segment EBITDA – non-broadcast operations	(6,161)	$(2,397)	(3,764)	(157)%
Total Segment EBITDA	$250,227	$191,141	$59,086	31%
Segment EBITDA margin	34%	35%

Segment Results for the Three Months Ended September 30, 2008

For the three months ended September 30, 2008, total Segment Net Revenues increased 15% to $201.0 million from $174.8 million for the three months ended September 30, 2007. Total Segment EBITDA for the three months ended September 30, 2008 decreased (34)% to $42.5 million from $64.2 million for the three months ended September 30, 2007. Segment EBITDA margin for the three months ended September 30, 2008 was 21% compared to 37% reported in the three months ended September 30, 2007.

Our Total Segment Net Revenues and Total Segment EBITDA for the three months ended September 30, 2008 and 2007 were:

	SEGMENT RESULTS (Unaudited)
	For the Three Months Ended September 30, (US $000's)
	2008	2007	$ change	% change
Segment Net Revenues – broadcast operations	$198,834	$173,991	$24,843	14%
Segment Net Revenues – non-broadcast operations	2,175	$845	1,330	157%
Total Segment Net Revenues	$201,009	$174,836	$26,173	15%
Segment EBITDA – broadcast operations	$45,247	$65,805	$(20,558)	(31)%
Segment EBITDA – non-broadcast operations	(2,790)	$(1,653)	(1,137)	(69)%
Total Segment EBITDA	$42,457	$64,152	$(21,695)	(34)%
Segment EBITDA margin	21%	37%

Guidance for Full Year 2008

As reported at our investor meeting on October 23, 2008, we expect to deliver Segment Net Revenues of $1,039 million and Segment EBITDA of $370 million in 2008 based on exchange rates in effect on October 21, 2008. The value of the dollar has appreciated significantly against the Euro and the local currencies in our markets and we expect it to continue through the end of the year. As a result, we believe that our local currency guidance is a better indicator of the underlying performance of our operations.

In addition, we expect to incur corporate operating costs (excluding non-cash stock-based compensation) of approximately $45 million and capital expenditures of approximately $110 million in 2008.

Segment Net Revenues are equal to US GAAP net revenues.  We do not present a reconciliation of anticipated Total Segment EBITDA for the year to December 31, 2008 to an equivalent US GAAP measure because we have a significant amount of debt that is denominated in Euros, and consequently our net earnings are subject to inherently unpredictable and potentially material foreign currency gains or losses.

CME will host a teleconference to discuss its third quarter results on Wednesday, October 29, 2008 at 11:00 a.m. New York time (3:00 p.m. London time and 4:00 p.m. Prague time). The teleconference will refer to presentation slides, which will be available on CME’s website at www.cetv-net.com prior to the call. Participants may also submit questions in advance of the call by sending an email to romana.tomasova@cme-net.com.

To access the teleconference, U.S. and international callers may dial +1 412-317-9250 ten minutes prior to the start time and reference passcode 9381217.  The conference call will be broadcast live via www.cetv-net.com.

A replay of the teleconference will be available for two weeks following the call and may be accessed by dialing +1 412-317-0088 for U.S. and international callers, passcode: 9381217.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements, including those with respect to our expected revenues and EBITDA growth for 2008. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, general market and economic conditions in our markets as well as in the United States and Western Europe; the results of additional investment in Bulgaria, Croatia and Ukraine; the impact of the buyout our partners in the Studio 1+1 group in Ukraine; the growth of television advertising spending and the rate of development of advertising in our markets; our ability to make future investments in television broadcast operations; our ability to develop and implement strategies regarding sales and multi-channel distribution; the performance of obligations by third parties with whom we have entered into agreements; the general political, economic and regulatory environments where we operate and application of relevant laws and regulations; the renewals of broadcasting licenses and our ability to obtain additional frequencies and licenses; and our ability to acquire necessary programming and attract audiences. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in CME’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on October 29, 2008.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the three months ended September 30, 2008, which was filed with the Securities and Exchange Commission on October 29, 2008, and our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 28, 2008.

We make available, free of charge, on our website at www.cetv-net.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a broadcasting company operating leading networks in seven Central and Eastern European countries with an aggregate population of approximately 97 million people. The company’s television stations are located in Bulgaria (TV2 and Ring TV), Croatia (Nova TV), Czech Republic (TV Nova, Nova Cinema and Nova Sport), Romania (PRO TV, PRO TV International, Acasa, PRO Cinema, Sport.ro and MTV Romania), Slovakia (TV Markíza and Nova Sport), Slovenia (POP TV and Kanal A) and Ukraine (Studio 1+1, Studio 1+1 International, Kino and Citi). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.
###

For additional information, please visit www.cetv-net.com or contact:

Romana Tomasová,
Director of Corporate Communications,
Central European Media Enterprises
+44 20 7430 5357
romana.tomasova@cme-net.com

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Nine Months Ended September 30,
	2008	2007
Net revenues	$729,870	$539,032
Operating costs	109,034	83,767
Cost of programming	309,405	215,035
Depreciation of station property, plant and equipment	39,745	23,347
Amortization of broadcast licenses and other intangibles	26,055	16,922
Cost of revenues	484,239	339,071
Station selling, general and administrative expenses	61,204	49,089
Corporate operating costs (including non-cash stock-based compensation of $ 5.5 million and $ 4.1 million in the nine months ended September 30, 2008 and 2007, respectively)	35,627	42,613
Operating income	148,800	108,259
Interest expense, net	(42,249)	(38,391)
Foreign currency exchange loss, net	(5,580)	(28,552)
Change in fair value of derivative	(13,671)	3,497
Other income / (expense)	1,615	(746)
Income before provision for income taxes and minority interest	88,915	44,067
Provision for income taxes	(19,410)	(18,609)
Income before minority interest	69,505	25,458
Minority interest in income of consolidated subsidiaries	(1,761)	(9,881)
Net income	$67,744	$15,577

PER SHARE DATA:
Net income per share
Net income – Basic	$1.60	$0.38
Net income – Diluted	$1.58	$0.37

Weighted average common shares used in computing per share amounts (000s):
Basic	42,324	41,077
Diluted	42,773	41,553

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30
	2008	2007
Net revenues	$201,009	$174,836
Operating costs	38,727	27,166
Cost of programming	97,042	65,909
Depreciation of station property, plant and equipment	14,227	8,768
Amortization of broadcast licenses and other intangibles	10,201	6,595
Cost of revenues	160,197	108,438
Station selling, general and administrative expenses	22,783	17,609
Corporate operating costs (including non-cash stock-based compensation of $1.7 million and $ 1.5 million in the three months ended September 30, 2008 and 2007, respectively)	11,902	20,396
Operating income	6,127	28,393
Interest expense, net	(15,820)	(10,703)
Foreign currency exchange gain / (loss), net	4,969	(23,300)
Change in fair value of derivatives	9,868	(8,555)
Other income	290	44
Income / (loss) before provision for income taxes and minority interest	5,434	(14,121)
Provision for income taxes	(20,833)	(131)
Loss before minority interest	(15,399)	(14,252)
Minority interest in loss / (income) of consolidated subsidiaries	644	(4,511)
Net loss	$(14,755)	$(18,763)

PER SHARE DATA:
Net loss per share
Net loss – Basic	$(0.35)	$(0.45)
Net loss – Diluted	$(0.35)	$(0.45)

Weighted average common shares used in computing per share amounts (000s):
Basic	42,335	41,489
Diluted	42,335	41,489

Segment Data

We manage our business on a geographic basis, and review the performance of each business segment using data that reflects 100% of operating and license company results. Our segments are comprised of Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic, Slovenia and our two businesses in Ukraine.

We evaluate the performance of our business segments based on Segment Net Revenues and Segment EBITDA.

Segment EBITDA is determined as segment net income/(loss), which includes costs for program rights amortization costs, before interest, taxes, depreciation and amortization of intangible assets. Items that are not allocated to our business segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate operating costs in our consolidated statements of operations;

•	stock-based compensation charges;

•	foreign currency exchange gains and losses;

•	changes in fair value of derivatives; and

•	certain unusual or infrequent items (e.g., extraordinary gains and losses, impairments of assets or investments).

We use Segment EBITDA as a component in determining management bonuses.

Below is a table showing our Segment EBITDA by operation and a reconciliation of these figures to our consolidated results for the nine months and the three months ended September 30, 2008 and 2007:

Reconciliation between Consolidated Statements of Operations and Total Segment Data (non-US GAAP)

	SEGMENT FINANCIAL INFORMATION
	For the Nine Months Ended September 30,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2008	2007	2008	2007
Country
Bulgaria (TV2 and RING TV)	$462	$-	$(3,101)	$-
Croatia (NOVA TV)	38,153	24,701	(6,448)	(9,800)
Czech Republic (TV NOVA, NOVA CINEMA and NOVA SPORT)	270,730	183,203	146,454	99,251
Romania (2)	197,119	135,978	81,785	57,152
Slovak Republic (TV MARKIZA)	88,126	68,615	28,958	23,012
Slovenia (POP TV and KANAL A)	58,392	44,309	17,359	12,243
Ukraine (STUDIO 1+1)	73,525	80,358	(11,316)	14,794
Ukraine (KINO, CITI)	3,363	1,868	(3,464)	(5,511)
Total Segment Data	$729,870	$539,032	$250,227	$191,141

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income before provision for income taxes and minority interest	$729,870	$539,032	$88,915	$44,067
Corporate operating costs (including non-cash stock based compensation of $ 5.5 million and $ 4.1 million for the nine months ended September 30, 2008 and 2007, respectively)	-	-	35,627	42,613
Depreciation of station assets	-	-	39,745	23,347
Amortization of broadcast licenses and other intangibles			26,055	16,922
Interest expense, net	-	-	42,249	38,391
Foreign currency exchange loss, net	-	-	5,580	28,552
Change in fair value of derivatives	-	-	13,671	(3,497)
Other (income) / expense	-	-	(1,615)	746
Total Segment Data	$729,870	$539,032	$250,227	$191,141

(1) All net revenues are derived from external customers.  There are no inter-segmental revenues.

(2) Romania channels are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, SPORT.RO and MTV ROMANIA for the nine months ended September 30, 2008. For the nine months ended September 30, 2007 the Romanian channels were PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL and SPORT.RO.

	SEGMENT FINANCIAL INFORMATION
	For the Three Months Ended September 30,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2008	2007	2008	2007
Country
Bulgaria (TV2 and RING TV)	$462	$-	$(3,101)	$-
Croatia (NOVA TV)	8,525	7,055	(5,401)	(2,981)
Czech Republic (TV NOVA, NOVA CINEMA and NOVA SPORT)	72,602	51,140	31,405	25,989
Romania (2)	59,281	44,412	20,116	19,486
Slovak Republic (TV MARKIZA)	24,795	20,286	5,847	5,544
Slovenia (POP TV and KANAL A)	14,231	11,545	2,153	854
Ukraine (STUDIO 1+1)	20,052	39,582	(7,359)	16,599
Ukraine (KINO, CITI)	1,061	816	(1,203)	(1,339)
Total Segment Data	$201,009	$174,836	$42,457	$64,152

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income / (loss) before provision for income taxes and minority interest	$201,009	$174,836	$5,434	$(14,121)
Corporate operating costs (including non-cash stock based compensation of $ 1.7 million and $ 1.5 million for the three months ended September 30, 2008 and 2007, respectively)	-	-	11,902	20,396
Depreciation of station assets	-	-	14,227	8,768
Amortization of broadcast licenses and other intangibles			10,201	6,595
Interest expense, net	-	-	15,820	10,703
Foreign currency exchange (gain) / loss, net	-	-	(4,969)	23,300
Change in fair value of derivatives	-	-	(9,868)	8,555
Other (income)	-	-	(290)	(44)
Total Segment Data	$201,009	$174,836	$42,457	$64,152

(1) All net revenues are derived from external customers.  There are no inter-segmental revenues.

(2) Romania channels are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, SPORT.RO and MTV ROMANIA for the three months ended September 30, 2008. For the three months ended September 30, 2007 the Romanian channels were PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL and SPORT.RO.